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                                                                  Exhibit 14(b)

                      DRUEN, DIETRICH, REYNOLDS & KOOGLER
                                ATTORNEYS AT LAW
                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43216

                                 (614) 249-7617
                           FACSIMILE: (614) 249-2418


November 24, 1997

Nationwide Investing Foundation III
Three Nationwide Plaza, 26th Floor
Columbus, Ohio 43215

Re:  Nationwide Investing Foundation III
     Registration Statement on Form N-14


Ladies and Gentlemen:

Our firm hereby consents to the inclusion of its name in the Registration Statement on Form N-14 for Nationwide Investing Foundation III.


Very truly yours,

/s/ DRUEN, DIETRICH, REYNOLDS & KOOGLER

DRUEN, DIETRICH, REYNOLDS & KOOGLER